                                                                   Exhibit 10.27

                 [LETTERHEAD OF STORYFIRST COMMUNICATIONS, INC.]

                                February 4, 2004

Petr O. Aven
Alfa Bank
9, ul. Mashi Poryvaevoi
Moscow
Russian Federation

      Re:   Consulting fees

Dear Petr:

      This year has been an extremely successful year for StoryFirst and a major part of that success has been driven by growth in distribution. That growth in distribution is largely attributable to StoryFirst's success is winning tenders and buying stations in the regions. This success would not have been possible without the invaluable assistance of Alfa and we wish to formally thank you for all of your assistance on this front.

      As you know, on January 1, 2003, StoryFirst and Alfa Bank entered into a letter agreement (the "Existing Letter Agreement") which formally set out the fees to be paid to Alfa for services provided to the StoryFirst group in connection with the successful tender for broadcast licenses in certain cities in Russia. Although the Existing Letter Agreement specifically provided that no fee would be payable where StoryFirst acquired a company with an existing broadcast license unless such a fee was agreed in writing before the acquisition, Alfa has requested that this provision be waived with respect to certain acquisitions and has sent to StoryFirst a "Claim Letter" dated October
21, 2003. The purpose of this letter is to settle this issue and to replace the
Existing Letter Agreement with the terms and conditions of this letter.

      StoryFirst hereby confirms that it will pay Alfa a fee of $300,000 with respect to each of its station purchases in Rostov-on-Don and Ekaterinburg. Alfa agrees that this aggregate $600,000 payment settles all existing claims by Alfa for consulting fees for services provided to StoryFirst as of December 31, 2003
(whether pursuant to the Existing Letter Agreement or otherwise).

      Going forward, StoryFirst will pay Alfa fees for successful license tenders and station acquisitions on the basis of this letter. In the event that
StoryFirst, with Alfa's assistance,

      o     is successful in winning, in an open frequency tender, a VHF license
            (in the case of television) or an FM license (in case of radio) in a city listed on Exhibit A hereto for a company or other legal entity in which StoryFirst or one of its subsidiaries owns a 100% interest;
            or

      o     acquires a 100% interest in a company or business with an existing
            VHF television broadcast license in a city listed on Exhibit A,

StoryFirst shall pay to Alfa, or its designated affiliate, the sum set forth opposite such city's name on Exhibit A.

      If StoryFirst owns or acquires less than 100% of the company or business that wins the license or is acquired (but more than 51%), the Operating
Committee of StoryFirst shall have the discretion to determine whether any fee shall be payable to Alfa in connection with such transaction and to negotiate with Alfa the amount of any such fee (up to the amount set forth on Exhibit A).
Whether and when a transaction entitling Alfa to a fee hereunder has closed shall be determined in the sole discretion of the StoryFirst Operating
Committee, which committee shall have authority to authorize payment to Alfa hereunder.

      StoryFirst reserves the right to remove any city from Exhibit A at any time by written notice to Alfa so long as no application has been made to secure a license in such city by or on behalf of StoryFirst as of the date of such notice and so long as no bona fide negotiations to buy a station in such city have commenced. In such event, StoryFirst shall no longer be liable to Alfa to pay any fee in connection with any license subsequently awarded to StoryFirst
(or a StoryFirst affiliate) in such city or any station acquisition in such city.

      In no event, will StoryFirst be liable to pay any fees to Alfa upon the successful tender for a license to be used in the StoryFirst repeater project.

      In the future, Alfa agrees that before it provides any other consulting services for which it expects to be compensated, Alfa will ensure that the scope of such services and the fee therefor will be approved in advance by the
StoryFirst Board. We believe this will avoid any misunderstandings in the future.

      We value Alfa's continued support of StoryFirst and hope that, as a major stockholder, Alfa will continue to offer its assistance in building on
StoryFirst's success. To confirm Alfa's agreement with the terms of this letter, please countersign this letter below and return the countersigned copy to me by fax at 785-6349.

                                           Sincerely,

                                           STORYFIRST COMMUNICATIONS, INC.

                                           By: /s/ Tate Fite
                                              -----------------------------
                                                Tate Fite
                                                Chief Financial Officer

Agreed to:

ALFA BANK

By: /s/ Peter Aven
    --------------------------------

Name: Peter Aven
      ------------------------------

Title: President
      ------------------------------

                             EXHIBIT A TO LETTER TO

                        ALFA BANK DATED FEBRUARY 4, 2004

              -----------------------------------------------------
                                    RADIO OR
                  CITIES           TELEVISION          AGREED FEE
              -----------------------------------------------------
                 Yaroslavl         Television           $300,000
              -----------------------------------------------------
                  Saratov          Television           $300,000
              -----------------------------------------------------
                Chelyabinsk        Television           $300,000
              -----------------------------------------------------
                Kaliningrad        Television           $200,000
              -----------------------------------------------------
                 Murmansk          Television           $200,000
              -----------------------------------------------------
                 Krasnodar         Television           $200,000
              -----------------------------------------------------
                  Moscow              Radio             $500,000
              -----------------------------------------------------